UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2017

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2017, Duos Technologies Group, Inc., a Florida corporation (the “Company”) was informed that Mr. John F. Andrews resigned from his position as (i) Chief Operating Officer and Executive Vice President of the Company, (ii) President and Chief Operating Officer of Duos Technologies, Inc., a Florida corporation and wholly owned subsidiary of the Company (the “Subsidiary”, and together with the Company, the “Corporations”) and (iii) all other positions with the Corporations to which Mr. Andrews has been assigned, regardless of whether he served in such capacity, effective immediately. The resignation is for personal reasons and is not the result of any disagreement with the Corporations on any matter relating to the Corporations’ operations, policies or practices.

Mr. Gianni B. Arcaini, Chief Executive Officer of the Company, will assume the responsibilities of John F. Andrews.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: August 28, 2017	By:	/s/ Gianni B. Arcaini
Gianni B. Arcaini Chief Executive Officer

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